As filed with the Securities and Exchange Commission on July 30, 2004

Registration No. 333-112556

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES
ACT OF 1933

R.J. REYNOLDS TOBACCO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	56-0950247
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

401 North Main Street
Winston-Salem, NC 27102-2866
(336) 741-5500
(Address of Principal Executive Offices Including Zip Code)

R. J. REYNOLDS CAPITAL INVESTMENT PLAN

SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES
OF R. J. REYNOLDS TOBACCO IN PUERTO RICO
(Full title of the plans)

Charles A. Blixt, Esq.
R.J. Reynolds Tobacco Holdings, Inc.
401 North Main Street
Winston-Salem, NC 27102-2866
(Name and address of agent for service)

Telephone number, including area code, of agent for service: (336) 741-5500

Copies to:
Jere R. Thomson, Esq.
Jones Day
222 East 41st Street
New York, New York 10017-6702
(212) 326-3939

     This Post-Effective Amendment is being filed solely to remove from registration securities that were registered and will not be issued in connection with the Registrant’s offering.

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Termination of Registration

     R.J. Reynolds Tobacco Holdings, Inc. (the “Registrant”) filed its Registration Statement (No. 333-112556) on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission with respect to the registration of 2,000,000 shares of the Registrant’s Common Stock, par value $0.01 per share (the “Common Shares”) and the related rights to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Rights”), which were to be issued under the Registrant’s Capital Investment Plan and the Savings and Investment Plan of R. J. Reynolds Tobacco in Puerto Rico (the “Plans”). The Registrant will no longer issue Common Shares or the related Rights under the Plans.

     Pursuant to the Registrant’s undertaking in Item 9 of the Registration Statement, the Registrant is hereby filing this Post-Effective Amendment to withdraw the Registration Statement, including all amendments and exhibits thereto, with respect to the unsold Common Shares and Rights registered thereunder.

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SIGNATURES

     The Registrant. Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on this 30th day of July, 2004.

R. J. REYNOLDS TOBACCO HOLDINGS, INC.

By:	/s/ Charles A. Blixt, Esq.

Charles A. Blixt, Esq.
President and Director

     Pursuant to the requirements of the 1933 Act, this registration statement has been signed by the following persons in the capacities indicated on July 30, 2004.

Signature(s)	Title

/s/ Andrew J. Schindler
Andrew J. Schindler	Chief Executive Officer (principal executive officer)

/s/ Dianne M. Neal
Dianne M. Neal	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ Charles A. Blixt, Esq.
Charles A. Blixt, Esq.	President and Director

/s/ McDara P. Folan, III
McDara P. Folan, III	Vice President and Director

     The Plans. Pursuant to the requirements of the 1933 Act, the trustees (or other persons who administer the employee benefit plans) have caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on this 30th day of July, 2004

R. J. REYNOLDS CAPITAL INVESTMENT PLAN

By:	/s/ McDara P. Folan, III

McDara P. Folan, III Secretary, RJR Employee Benefits Committee

SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF R. J. REYNOLDS TOBACCO IN PUERTO RICO

By:	/s/ McDara P. Folan, III
McDara P. Folan, III Secretary, RJR Employee Benefits Committee

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